EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the Class A Common Stock, $.001 par value of GameStop Corp., dated as of February 16, 2021, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

MAVERICK CAPITAL, LTD.

By:	Maverick Capital Management, LLC, its General Partner

By:	Lee S. Ainslie III, Manager

By:	/s/ Mark Gurevich
Mark Gurevich Under Power of Attorney dated March 15, 2018

MAVERICK CAPITAL MANAGEMENT, LLC

By:	Lee S. Ainslie III, Manager

By:	/s/ Mark Gurevich
Mark Gurevich
Under Power of Attorney dated March 15, 2018

LEE S. AINSLE III

By:	/s/ Mark Gurevich
Mark Gurevich
Under Power of Attorney dated March 15, 2018

ANDREW H. WARFORD

By:	/s/ Mark Gurevich
Mark Gurevich
Under Power of Attorney dated March 16, 2018